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                                                                    EXHIBIT 23.2


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



The Board of Directors
Intrawest Corporation

        We consent to the incorporation by reference in the Registration Statement on Form S-8 of Intrawest Corporation pertaining to the Intrawest 401(k) Retirement Plan of our report dated September 10, 1998, which report appears in the June 30, 1998 annual report on Form 40-F of Intrawest Corporation.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada
September 22, 1999